UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
     On February 25, 2008, SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“SXC”), SXC Health Solutions, Inc., a Texas corporation and wholly owned subsidiary of SXC (“US Corp.”), Comet Merger Corporation (“Merger Sub”), a newly-formed Delaware corporation that is wholly-owned by US Corp. and is an indirect, wholly-owned subsidiary of SXC, and National Medical Health Card Systems, Inc. (“NMHC”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub has agreed to commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock of NMHC, par value $0.001 per share (“NMHC Common Stock”), with each share of NMHC Common Stock validly tendered and not properly withdrawn being exchanged for (i) 0.217 of a common share of SXC, no par value (“SXC Common Stock”), and (ii) $7.70 in cash, without interest (collectively, the “Transaction Consideration”). Subject to certain exceptions and limitations provided in the Stockholder Agreements (defined below), each share of NMHC’s Series A Convertible Preferred Stock, par value $.10 per share (“NMHC Convertible Preferred Stock” and, together with the NMHC Common Stock, “NMHC Stock”), will be tendered in the Offer and, immediately prior to the date on which Merger Sub accepts NMHC Common Stock for payment pursuant to the Offer (the “Acceptance Date”), will be converted on a one-for-one basis into a share of NMHC Common Stock. There are 6,956,522 shares of NMHC Convertible Preferred Stock outstanding. As soon as practicable following the consummation of the Offer, Merger Sub will merge with and into NMHC, and NMHC will become an indirect, wholly-owned subsidiary of US Corp. (the “Second Step Merger”). In the Second Step Merger, any stockholders of NMHC whose shares were not purchased in the Offer, other than those stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will become entitled to receive the Transaction Consideration.
     Merger Sub’s obligation to accept for payment and pay for NMHC Common Stock validly tendered and not properly withdrawn in the Offer is conditioned on, among other things, (i) there being validly tendered and not withdrawn before the expiration of the Offer, 9,600,000 of the outstanding shares of NMHC Common Stock, including converted shares of NMHC Convertible Preferred Stock (the “Minimum Condition”) and (ii) Merger Sub being able to complete the transaction through the “short form” merger procedures available under Delaware law (without purchasing any additional shares of NMHC Common Stock or any reduction in the number of shares of NMHC Common Stock) (the “Short Form Condition”). If Merger Sub acquires more than 90% of the outstanding NMHC Common Stock, SXC and Merger Sub will complete the transaction through the “short form” merger procedures available under Delaware law. Subject to certain terms and conditions in the Merger Agreement, SXC has the irrevocable option (the “Top-Up Option”) to purchase up to that number of shares equal to the lowest number of shares of NMHC Common Stock that, when added to the aggregate number of shares of NMHC Common Stock owned by Merger Sub at the time of such exercise, shall constitute one share of NMHC Common Stock more than 90% of the outstanding shares of NMHC Common Stock. The Top-Up Option may be exercised by Merger Sub, in whole but not in part, at any time following the Acceptance Date and prior to the tenth business day after the later of the Acceptance Date or the expiration of a subsequent offering period, provided that Merger Sub will exercise the Top-Up Option if doing so would allow the consummation of the Merger pursuant to the “short form” merger procedures available under Delaware law.
     If, at the end of the initial offering period (or such later date as the parties may agree), either the Minimum Condition is not satisfied or waived, or the Short Form Condition is not satisfied or waived, the parties have agreed that SXC and Merger Sub will terminate the Offer and the parties will instead seek to consummate SXC’s acquisition of NMHC by a merger of Merger Sub with and into NMHC (the “One Step Merger”), whereby each issued and outstanding share of NMHC Stock would be converted into the right to receive the Transaction Consideration, following the adoption of the Merger Agreement by a majority of the outstanding shares of NMHC Stock voting together as a single class (with the NMHC Convertible

Preferred Stock voting as set forth in NMHC’s certificate of incorporation), on the terms and subject to the conditions set forth therein. The One Step Merger and the Second Step Merger are each sometimes referred to herein as the “Merger”.
     Consummation of the Offer is also subject to various other conditions, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended, and obtaining other regulatory approvals, (ii) the effectiveness of a registration statement with respect to the issuance of SXC Common Stock, (iii) that certain representations and warranties of NMHC and SXC be true and correct immediately prior to the expiration of the Offer subject to agreed-upon materiality standards, (iv) that no material adverse effect will have occurred with respect to NMHC, and (v) that SXC will have available to it proceeds from a financing on terms consistent with the Debt Commitment Letter (defined below) or, if unavailable, from an alternative financing described in the Merger Agreement.
     The Merger Agreement contains various representations, warranties and covenants of each of SXC, NMHC, Merger Sub and US Corp. Among other things, NMHC is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop restriction is subject to a provision that, subject to requirements specified in the Merger Agreement, allows NMHC to provide information and participate in discussions with respect to an unsolicited offer, to which the Board of Directors of NMHC determines in good faith, (i) after consultation with its financial advisor and outside counsel, is reasonably likely to lead to a “superior proposal,” as defined in the Merger Agreement, and (ii) after consultation with its outside counsel, that the failure to take such action is or would reasonably likely be inconsistent with its fiduciary duties under applicable law.
     The Merger Agreement also contains certain termination rights for both SXC, on the one hand, and NMHC, on the other hand. The Merger Agreement provides that, following termination of the Merger Agreement under specified circumstances, NMHC will be required to pay to SXC a termination fee of $5,000,000. In addition, upon the termination of the Merger Agreement, under specified circumstances, NMHC will be required to reimburse SXC for its reasonable out-of-pocket fees and expenses, subject to a maximum of $2,000,000. Any payments made by NMHC to SXC in reimbursement of SXC’s fees and expenses will be credited against any termination fee that becomes payable.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NMHC or SXC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the SXC’s public disclosures.

Stockholder Agreements and Registration Rights Agreement
     As an inducement to enter into the Merger Agreement, and in consideration thereof, SXC entered into Stockholder Agreements (the “Stockholder Agreements”) with New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P. (collectively, “New Mountain”) and NMHC. Pursuant to the Stockholder Agreements, New Mountain has agreed, subject to the terms and conditions contained therein, to tender in the Offer all shares of NMHC Common Stock issuable upon the conversion of its shares of NMHC Convertible Preferred Stock and, if a stockholder vote is required by applicable law, to vote all of its shares of NMHC Stock in favor of the Merger. If the Board of Directors of NMHC changes its recommendation of the transaction in accordance with the terms of the Merger Agreement, the number of shares New Mountain is required to vote in favor of the Merger or tender in the Offer is reduced to a number equal to 30% of the voting power of NMHC Stock or 30% of the outstanding shares of NMHC stock. Pursuant to the Stockholder Agreements, New Mountain has also agreed that for a period of one year following SXC’s first acceptance for payment of shares tendered in the Offer (if the transaction is effected by means of the Offer followed by the Second Step Merger) or the effective time of the Merger (if the transaction is effected as a One Step Merger), it will not sell or otherwise transfer any shares of SXC Common Stock acquired pursuant to the Merger Agreement to any person.
     In the event the Merger Agreement is terminated under circumstances in which a termination fee is payable by NMHC to SXC, New Mountain has agreed to pay SXC 50% of New Mountain’s profit (determined in accordance with the valuation provisions set forth in the Stockholder Agreements) in excess of $11.50 per share from the sale of its shares of NMHC Common Stock pursuant to another acquisition proposal that is consummated within 12 months of the termination of the Stockholder Agreements.
     SXC also entered into a Registration Rights Agreement with New Mountain concurrently with the execution of the Merger Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement grants New Mountain one demand registration right with respect to the SXC Common Stock issued to them in connection with the Offer or the One Step Merger, exercisable after the first anniversary of the earlier to occur of the Acceptance Date and the closing of the One Step Merger (the “Operative Date”) if the trading volume of SXC Common Stock is below 100,000 shares in the aggregate on all exchanges during agreed-upon measurement periods. Moreover, New Mountain has “piggyback” registration rights with respect to such SXC Common Stock during the period beginning 12 months after the Operative Date and ending 18 months after the Operative Date, subject to the terms and conditions set forth therein.
     The foregoing description of the Stockholder Agreements and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Stockholder Agreements and the Registration Rights Agreement, which are attached hereto, respectively, as Exhibits 10.1, 10.2 and 4.1, and are incorporated herein by reference.
Commitment Letter
     In connection with the execution of the Merger Agreement, SXC entered into a commitment letter on February 25, 2008 with GE Healthcare Financial Services (the “Debt Commitment Letter”) with respect to a new $10.0 million Senior Secured Revolving Credit Facility and a $48.0 million Senior Secured Term Loan (the “Credit Facilities”), to be used by US Corp. in connection with partially financing the cash consideration in the Offer and the Merger. The Credit Facilities are expected to be guaranteed by SXC and certain of US Corp.’s subsidiaries.
     The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Debt Commitment Letter which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
     SXC and NMHC held a combined conference call and simultaneous webcast at 8:30 a.m. ET, on February 26, 2008, to discuss the announcement of the Merger Agreement. In connection with this conference call, SXC and NMHC are making available a fact sheet that contains additional information and a transcript of the conference call (the “Investor Materials”). The Investor Materials described above include a cautionary statement regarding factors which may cause actual results of operations to vary materially from the forward-looking statements contained therein. A copy of the Investor Materials are attached hereto as Exhibits 99.1 and 99.2.
* * * * * * *
Important Additional Information
This communication is neither an offer to purchase nor solicitation of an offer to sell securities. The exchange offer (the “Offer”) has not yet commenced. SXC and Comet Merger Corporation intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and NMHC intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or National Medical Health Card Systems, Inc. with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and NMHC, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the Offer or the merger due to the failure to satisfy the conditions to the Offer and the merger, including SXC’s receipt of financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the merger; (6) the actual terms of the financing obtained in connection with the Offer and the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. SXC can give no assurance that any of the transactions related to the Offer will be completed or that the conditions to the Offer and the merger will be satisfied. SXC undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. SXC is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 25, 2008, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Comet Merger Corporation and National Medical Health Card Systems, Inc.

4.1	Registration Rights Agreement, dated as of February 25, 2008, by and between SXC Health Solutions Corp., New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P.

10.1	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Partners, L.P. and National Medical Health Card Systems, Inc.

10.2	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Affiliated Investors, L.P. and National Medical Health Card Systems, Inc.

10.3	Commitment Letter, dated as of February 25, 2008, between GE Healthcare Financial Services and SXC Health Solutions Corp.

99.1	SXC-NMHC Fact Sheet, made available February 27, 2008

99.2	Transcript of the conference call and simultaneous webcast held on February 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: February 27, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 25, 2008, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Comet Merger Corporation and National Medical Health Card Systems, Inc.

4.1	Registration Rights Agreement, dated as of February 25, 2008, by and between SXC Health Solutions Corp., New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P.

10.1	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Partners, L.P. and National Medical Health Card Systems, Inc.

10.2	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Affiliated Investors, L.P. and National Medical Health Card Systems, Inc.

10.3	Commitment Letter, dated as of February 25, 2008, between GE Healthcare Financial Services and SXC Health Solutions Corp.

99.1	SXC-NMHC Fact Sheet, made available February 27, 2008

99.2	Transcript of the conference call and simultaneous webcast held on February 26, 2008